Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Bradley Scarbrough

U.S. Bank National Association

633 W. 5TH Street, 24th Floor

Los Angeles, CA 90071

(213) 615-6047

(Name, address and telephone number of agent for service)

PMC-Sierra, Inc.

(Issuer with respect to the Securities)

Delaware	94-2925073
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3975 Freedom Circle, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

2.25% Senior Convertible Notes due 2025

(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the “Act”), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 13th of March, 2006.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bradley Scarbrough
Bradley Scarbrough
Vice President

2

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 13, 2006

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brad Scarbrough
Brad Scarbrough
Vice President

3

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2005

($000’s)

12/31/2005
Assets
Cash and Due From Depository Institutions	$8,000,884
Federal Reserve Stock	0
Securities	39,572,460
Federal Funds	3,106,359
Loans & Lease Financing Receivables	134,097,750
Fixed Assets	1,828,573
Intangible Assets	11,264,248
Other Assets	10,997,136

Total Assets	$208,867,410

Liabilities
Deposits	$135,603,591
Fed Funds	3,133,087
Treasury Demand Notes	10,854,039
Trading Liabilities	186,413
Other Borrowed Money	24,865,833
Acceptances	60,785
Subordinated Notes and Debentures	6,606,929
Other Liabilities	6,323,045

Total Liabilities	$187,633,722

Equity
Minority Interest in Subsidiaries	$1,025,113
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,386,335

Total Equity Capital	$21,233,688

Total Liabilities and Equity Capital	$208,867,410

4